EXHIBIT 99.1

For More Information Contact:
John H. Howland	Stephen V. Ciancarelli
President & Chief Operating Officer	Senior Vice President & Chief Financial Officer
(203) 782-1100

Southern Connecticut Bancorp, Inc. Reports That it Has No Direct Exposure to
Fannie Mae or Freddie Mac Equity Investments

NEW HAVEN, Conn. (September 12, 2008) –  Southern Connecticut Bancorp, Inc. (AMEX:SSE) (the “Company”), the holding company for The Bank of Southern Connecticut, announced today that it has no direct exposure to the impact of the recent actions taken by the U.S. Treasury to place the government-sponsored enterprises Fannie Mae and Freddie Mac into conservatorship.  Within the last week, a number of banks around the United States have announced anticipated charges to earnings to reflect the other-than-temporary impairment of investments in securities in these entities.

 “Southern Connecticut Bancorp, Inc. and The Bank of Southern Connecticut take a conservative approach with the management of their investment portfolios,” said John H. Howland, President & Chief Operating Officer.  “Our investment guidelines are conservative and generally disallow equity investments of any kind, including preferred stock investments in Fannie Mae and Freddie Mac.  This conservative approach has enabled our company to avoid impairment issues affecting the investment portfolios of many banks and bank holding companies.”

As of June 30, 2008 the Company had $19.9 million in Shareholders’ Equity and a Tier 1 Leverage Ratio of 17.9%, well in excess of regulatory minimums.

The Company is continuing its commitment to capital management and enhancement of shareholder value.  The Company continues to be an active buyer of its stock as part of its stock repurchase program announced in July 2008.  As of today, the Company has purchased 42,500 shares (of 141,126 total shares announced as part of the program) at an average price of $6.61 per share.

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located along the Connecticut shoreline from New Haven to Rhode Island.  Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut headquartered in New Haven Connecticut.  The Bank of Southern Connecticut is a provider of commercial banking services to a client base of small to midsized companies with annual sales typically ranging from $1,000,000 to $30,000,000.  The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products.  The Bank currently operates four branches, two in New Haven, Connecticut, one in Branford, Connecticut and one in North Haven, Connecticut.

Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven, Connecticut area, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the company’s periodic public filings with the Securities and Exchange Commission and in the section captioned “Risk Factors” in our prospectus filed on June 17, 2004.  Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.